Exhibit 32.2
Certification of Principal Financial Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)
I, Thomas M. Brandt, Jr., Chief Financial Officer (principal financial officer) of TeleCommunication Systems, Inc. (the “Registrant”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:
     (1) The Quarterly Report on Form 10-Q (including Amendment No. 1 thereto) of the Company for the period ended March 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Act of 1934 (15 U.S.C. 78m); and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas M. Brandt, Jr.

Thomas M. Brandt, Jr.
Date: June 13, 2006
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.